                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20546

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 18, 1997

                            LIBERTY PROPERTY TRUST
                     LIBERTY PROPERTY LIMITED PARTNERSHIP
                     ------------------------------------
            (Exact name of registrant as specified in its charter)

            MARYLAND                 1-13130             23-7768996
          PENNSYLVANIA               1-13132             23-2766549
    --------------------------   ---------------    -------------------
    (State or other jurisdiction (Commission        (I.R.S. Employer
    of incorporation)             File Number)       Identification No.)


    65 VALLEY STREAM PARKWAY, SUITE 100
    MALVERN, PENNSYLVANIA                                     19355
    ------------------------------------------                ---------
    (Address of principal executive offices)                  (Zip Code)

    Registrant's telephone number, including area code: (610) 648-1700

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ITEM 5:   OTHER EVENTS
----------------------

On March 18, 1997, Liberty Property Trust priced a public offering of 7,500,000 of its common shares of beneficial interest, par value $0.001 per share (the "Common Shares"), at $24.50 per Common Share. Lehman Brothers, Donaldson Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons, Inc., The Robinson-Humphrey Company, Inc. and Wheat First Butcher Singer (collectively, the Underwriters) acted as underwriters of such offering and have been granted by the Trust a 30-day option to purchase up to an additional 1,125,000 Common Shares, solely to cover over-allotments, if any. The Underwriting Agreement relating to such offering is filed as Exhibit 1.1 to this Report.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a) Financial Statements of Businesses Acquired.

    None.

(b) Pro Forma Financial Information.

    None.

(c) Exhibits.

    1.1 Underwriting Agreement, dated March 18, 1997, by and among the Trust, Liberty Property Limited Partnership and the Underwriters.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIBERTY PROPERTY TRUST


Dated:  March 21, 1997                  BY: /s/ GEORGE J. ALBURGER, JR.
                                        ----------------------------------------
                                        NAME:  George J. Alburger, Jr.
                                        TITLE: Chief Financial Officer

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP
                                        BY:  LIBERTY PROPERTY TRUST,
                                             SOLE GENERAL PARTNER

Dated:  March 21, 1997                  BY: /s/ GEORGE J. ALBURGER, JR.
                                        ----------------------------------------
                                        NAME:  George J. Alburger, Jr.
                                        TITLE: Chief Financial Officer
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                                 EXHIBIT INDEX

1.1 Underwriting Agreement, dated March 18, 1997, by and among the Trust, Liberty Property Limited Partnership and the Underwriters.